Exhibit 99.1

IN8bio Reports Second Quarter 2025 Financial Results and Recent Business Highlights

•
Delivered an oral presentation at ASCO 2025 Annual Meeting, demonstrating extended median progression-free survival (mPFS) in patients receiving multiple doses of INB-200, including a patient remaining progression-free for over four years.

•
Received the Host Region USA East Abstract Award at ISCT 2025 for IN8bio’s DeltEx™ manufacturing platform.

•
Presented preclinical data at ASGCT 2025 on INB-619, a novel gamma-delta T cell engager, and its ability to induce pan-gamma-delta T cell expansion and target CD19+ B cells in lupus patient samples.

NEW YORK, August 7, 2025 - IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta T cell therapies for cancer and autoimmune diseases, today reported financial results and business highlights for the second quarter ended June 30, 2025.

Key Highlights:

Durable Four-Year PFS Milestone in Glioblastoma:

•
A patient in IN8bio's INB-200 clinical trial has now surpassed four years without progression, a significant clinical milestone in front-line, grade IV glioblastoma (GBM), demonstrating the potential for extended overall survival and the durability of IN8bio’s therapy.

Positive Clinical Data Presented at ASCO 2025:

•
IN8bio presented positive new data showing that GBM patients receiving multiple doses of INB-200 achieved mPFS of 16.1 months as of May 31, 2025, more than double the 6.9 months typically observed with the standard-of-care Stupp protocol.
•
40% of patients receiving multiple doses remain progression-free for over 18 months with no significant toxicities observed as of May 31, 2025.

Award for Innovative Cell Therapy Manufacturing:

•
The Company was recognized with the Host Region USA East Abstract Award at the ISCT 2025 Annual Meeting for its DeltEx™ platform. IN8bio showcased its robust manufacturing processes and scalable technology platform, essential for advancing cell therapy treatments with consistency and operational efficiency.

New Preclinical Data in Autoimmune Diseases:

•
IN8bio presented exciting new preclinical results at ASGCT 2025 for its innovative gamma-delta T cell engager (INB-619). INB-619 demonstrated complete, targeted depletion of harmful B cells in lupus samples without significant inflammatory cytokines, representing a potentially safer immunotherapy alternative with the ability to drive deeper B cell depletion.

William Ho, CEO and co-founder, IN8bio, commented, “We believe this quarter clearly demonstrates our ability to deliver transformative outcomes in cancer and autoimmune disease. We had an oral presentation at ASCO, reached a remarkable four-year PFS milestone in a grade IV glioblastoma patient, demonstrated the potential of our T cell engager platform to treat autoimmune diseases, and highlighted our robust cell therapy manufacturing capabilities. We’re proud of these continued accomplishments, which demonstrate our ability to be a leader in gamma-delta T cell therapies and highlight our potential to help transform the treatment of cancer and autoimmune disease. We’ve also extended our runway into June 2026.”

Upcoming Anticipated Pipeline Milestones and Events

•
Update on enrollment in INB-100 expansion cohort in leukemia patients
•
Glioblastoma clinical update from INB-200 and INB-400 clinical trials
•
Additional preclinical data from INB-619 T cell engager program for cancer and autoimmune diseases in 4Q25

Second Quarter 2025 Financial Highlights

•
Research and Development (R&D) expenses: R&D expenses were $2.5 million for the three months ended June 30, 2025, compared with $5.2 million in the prior year. These amounts include non-cash items such as stock-based compensation (SBC) and depreciation of $0.5 million. The change was primarily due to a strategic pause on clinical trial-related activities for the INB-400 program and reduced personnel-related costs, which followed the Company’s pipeline prioritization announcement in September 2024.
•
General and administrative (G&A) expenses: G&A expenses were $2.7 million for the three months ended June 30, 2025, compared with $3.5 million for the comparable prior year period. These amounts include non-cash items such as SBC and depreciation of $0.7 million. The change was primarily due to cost savings related to personnel-related costs, director and officer insurance premiums and professional services.
•
Net loss: The company reported a net loss of $5.1 million, or $1.24 per basic and diluted common share, for the three months ended June 30, 2025, compared with a net loss of $8.6 million, or $5.51 per basic and diluted common share, for the comparable prior year period. This amount includes non-cash items such as SBC and depreciation of $1.2 million, along with one-time charges related to the Company’s pipeline prioritization announcement in September 2024.
•
Cash position: As of June 30, 2025, the Company had cash of $13.2 million, compared with $10.2 million for the comparable prior year.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell product candidates for unmet medical needs. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The company's lead program, INB-100, is focused on acute myeloid leukemia evaluating haplo-matched allogeneic γδ T cells given to patients following a hematopoietic stem cell transplant. The company is also evaluating autologous DeltEx DRI γδ T cells, in combination with standard of care, for glioblastoma in its INB-200 and 400 programs, and INB-600, advancing novel γδ T cell engagers for potential oncology and autoimmune indications. For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: INB-200’s (i) treatment potential for patients with GBM, (ii) extended survival potential and durability compared to outcomes observed in other clinical trials of IDH-mutant glioma patients; INB-619’s ability to (i) efficiently target CD19+ B cells in lupus patient samples and induce pan-γδ T cell expansion without significant inflammatory cytokines and (ii) provide a safer immunotherapy alternative with the ability to drive deeper B cell depletion; IN8bio’s DeltEx platform’s ability to help advance cell therapy treatments with consistency and operational efficiency; IN8bio’s ability to (i) deliver transformative outcomes in cancer and autoimmune diseases and (ii) be a leader in gamma-delta T cell therapies; IN8bio’s ability to achieve other anticipated milestones, including expected presentations and data readouts from its trials and advancement of clinical development plans; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of our development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2025, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

IN8BIO, INC.

CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,
	2025	December 31,
	(unaudited)	2024
Assets		(Note 2)
Current assets
Cash	$13,226	$11,120
Prepaid expenses and other current assets	515	1,458
Total Current Assets	13,741	12,578
Non-current assets
Property and equipment, net	2,347	2,858
Restricted cash	271	266
Right-of-use assets - finance leases	542	1,068
Right-of-use assets - operating leases	2,195	3,899
Other non-current assets	275	275
Total Non-Current Assets	5,630	8,366
Total Assets	$19,371	$20,944
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$379	$389
Accrued expenses and other current liabilities	635	1,047
Short-term finance lease liability	404	694
Short-term operating lease liability	536	953
Total Current Liabilities	1,954	3,083
Long-term finance lease liability	126	295
Long-term operating lease liability	2,052	3,088
Total Non-Current Liabilities	2,178	3,383
Total Liabilities	4,132	6,466
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at June 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at June 30, 2025 and December 31, 2024; 4,078,139 and 2,416,066 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively(1)	10	7
Additional paid-in capital	147,529	136,127
Accumulated deficit	(132,300)	(121,656)
Total Stockholders' Equity	15,239	14,478
Total Liabilities and Stockholders' Equity	$19,371	$20,944

IN8BIO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$2,487	$5,156
General and administrative	2,714	3,533
Total operating expenses	5,201	8,689
Interest income	107	60
Loss from operations	(5,094)	(8,629)
Net loss	$(5,094)	$(8,629)
Net loss per share – basic and diluted	$(1.24)	$(5.51)
Weighted-average number of shares used in computing net loss per common share, basic and diluted(1)	4,119,153	1,566,951

Investors & Company Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com

# # #